                                                                   Exhibit 10(f)


              James E. Abel                           PP&L, Inc.
                  Treasurer               Two North Ninth Street
               610.774.5987             Allentown, PA 18101-1179
          Fax: 610.774.5106                         610.774.5151
    E-mail: jeabel@papl.com                 http://www.papl.com/


                                                   July 8, 1998


Ms. Mary Ellen Usher
Vice President
Mellon Bank, N.A.
One Mellon Bank Center
Suite 4425
Pittsburgh, PA  15259-0001

Dear Mary Ellen:

          Pursuant to our conversations, Mellon Bank, N.A. (the "Bank") is making available to PP&L Capital Funding, Inc. (the "Company") a line of credit in the aggregate principal amount of $80,000,000.00 (the "Facility"). The Facility will commence on the date hereof and terminate on July 7, 1999 (the "Termination Date"), unless sooner terminated in accordance herewith or with the Note (as hereinafter defined); provided that the Termination Date may be extended from the initial or any extended Termination Date upon written request of the Company to the Bank not more than 45 days nor less than 30 days prior to the Termination Date, and approval of such extension by the Bank.

          Approval of any such extension shall be in the sole discretion of the Bank. The Bank's approval of such extension shall be provided by written notice to the Company specifying the date to which the Termination Date is extended. Notwithstanding the foregoing, the Termination Date shall in no event be extended to a date that is more than 364 days from the date of such notice. Failure of the Bank to provide written notice of approval of such extension shall be deemed to mean that the Facility is not so extended.

          Borrowings under this Facility shall become due and payable without setoff, counterclaim or deduction whatsoever on the date selected by the Company in the Request (as hereinafter defined) with respect to each advance, not later than the Termination Date, and will be evidenced by a promissory note in the form of Exhibit A attached hereto (the "Note"). Provided that the aggregate principal amount outstanding at any one time does not exceed $80,000,000.00, borrowings may be effected using either of the following alternatives:

   1. Domestic Dollar Loans maturing not later than the Termination Date, bearing an annual interest rate equal to the higher of

           (i) the Bank's floating prime lending rate (calculated on the basis of a 365-day year) as announced from time to time; and

          (ii) .5% in excess of the Bank's overnight Federal Funds Rate (calculated on the basis of a 360-day year) which shall mean the per annum rate at which the Bank can acquire federal funds in the interbank overnight federal funds market;

      this rate (the "Base Rate") to be determined daily; or

   2. Eurodollar Loans with maturities of one, two, or three months (but in no event shall a Eurodollar Loan mature later than the Termination Date), bearing an annual interest rate (calculated on the basis of a 360-day year for the actual number of days elapsed) equal to .30% over the London interbank Offered Rate, as quoted by the Bank, for periods and in amounts corresponding to the terms of such Eurodollar Loans two London business days prior to the date of the requested advance.

          Interest on each Domestic Dollar Loan and Eurodollar Loan (individually a "Loan" and collectively the "Loans") is due and payable at the maturity thereof and, if such maturity is longer than one month, at one month intervals after the making of such Loan. Domestic Dollar Loans shall be prepayable at any time without premium or penalty. In the event the Company repays any Eurodollar Loan on any day other than the last day of an interest period therefor (whether by acceleration or otherwise), the Company shall pay to the Bank, on demand, any resulting loss or expense incurred by the Bank including, without limitation, any loss or expense incurred in obtaining, liquidating or employing deposits from third parties. All amounts not paid when due on any Loan (whether by acceleration or otherwise) will bear interest payable on demand at a rate equal to 1% in excess of the Base Rate.

          The Bank expressly reserves the right to suspend offering Eurodollar Loans if the Bank determines that making or maintaining any such Loan shall have become impracticable or unlawful or if the effective cost thereof to the Bank shall exceed the quoted rate of interest with respect thereto.

BORROWING NOTIFICATION AND FUNDING PROVISIONS

          Minimum drawdowns for all Loans made under this Facility shall be $10,000,000.00. Loans hereunder may be effected by telephone request ("Request") by those individuals authorized to request such Loans as designated in writing to the Bank by the Company's Treasurer. A request for any Loan is deemed as confirmation by the Company that no event as described in paragraph 2 of the Note shall have occurred and be continuing and that all representations and warranties contained in this letter agreement are true as of the date of the borrowing as if made on such date. Upon receipt of such Request, the Bank shall transfer the amount of the Loan in immediately available funds to the Company's Account Number 28065 with Mellon Bank, Delaware, ABA No. 031100047 or such other bank account of the Company as may be directed in writing by the Company's Treasurer.

          For Domestic Dollar Loans, the Company may initiate a Loan by providing a Request prior to 11:00 A.M. on the date on which the funds are required. For Eurodollar Loans, the Company may initiate a Loan by providing a Request prior to 11:00 A.M. at least three business days prior to the date on which the funds are required.

LOAN DOCUMENTATION

          The Bank shall record all borrowings and repayments of principal and interest and the dates of such transactions on its records. The Company agrees that the Bank's records, barring manifest evidence to the contrary, shall conclusively evidence the Company's outstanding obligations under the terms of this letter agreement and Note.

FACILITY FEE

          The Company agrees to pay to the Bank a facility fee (the "Fee") of .10% per annum on the aggregate amount of the Facility. This Fee, which shall be based on the actual number of days elapsed on a 360-day year, shall begin to accrue on the date hereof and shall be payable in arrears on the last business day of each calendar quarter and on any date on which the Bank's commitment hereunder shall be terminated in full.

          All payments made by the Company under this letter agreement or the Note will be made to the Bank at One Mellon Bank Center, Pittsburgh, PA 15258 or such other address as the Bank may designate.

CANCELLATION

          The Company, in its sole discretion, may cancel the whole or any part of the unused portion of the Facility in $10,000,000.00 increments by giving the Bank not less than 10 business days prior notice to that effect, specifying the date and amount of the proposed cancellation.

REPRESENTATIONS AND WARRANTIES

          The Company has full power and authority to enter into this letter agreement, to execute and deliver the Note and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action.

          Except as provided by applicable laws of bankruptcy, insolvency, liquidation, or other laws of general application: (i) this letter agreement constitutes, and the Note, when issued and delivered pursuant hereto, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; and (ii) the Loans will rank pari passu in respect of priority of payment with all other senior unsecured indebtedness of the Company.

          The execution, delivery and performance of its obligations under this Agreement and the Note will not violate in any material respect any provisions of any agreement to which the Company is bound and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such agreement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          The audited balance sheet of PP&L Resources, Inc. ("Resources"), parent corporation of the Company, on a consolidated basis as of December 31, 1997 together with audited statements of income and expense, retained earnings, paid in capital and surplus and changes in financial position, together with notes thereto, for the fiscal year then ended, heretofore delivered to the Bank, fairly present the financial condition of Resources and the results of its operations, as of the date and for the period referred to and have been prepared in accordance with generally accepted accounting principles consistently maintained throughout the period involved. There has been no material adverse change in the business, properties, condition (financial or other) or operations of Resources since the date of such audited financial statements which would adversely affect Resources' ability to meet its obligations under the terms of a Guarantee by Resources of the Company's obligations hereunder of even date ("Guarantee").

          The Company has heretofore delivered to the Bank unaudited financial statements, specifically an income statement, balance sheet, and statement of cash flows, for the period ended December 31, 1997. There has been no material adverse change in the business, properties, condition (financial or other) or operations of the Company since the date of the statements which would adversely affect the Company's ability to meet its obligation hereunder.

FINANCIAL STATEMENTS

          As long as the Facility is available to the Company, the Company shall promptly provide the Bank with annual and quarterly financial statements of both the Company and Resources on a consolidated basis. Annual statements shall be supplied within 120 days from the closing of the respective annual fiscal period and Resources' statements shall be audited by a nationally recognized independent accountant. Quarterly financial statements, prepared in accordance with generally accepted principles and practices of accounting, shall be supplied within 60 days of the close of each of the first three quarters of Resources' fiscal year. The Company will provide the Bank with any other information the Bank may reasonably request from time to time.

WAIVER OF JURY TRIAL

          Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

INDEMNIFICATION

          The Company agrees to indemnify the Bank and each of its respective affiliates, directors, officers and employees (each an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefore whether or not the Bank is a party thereto) which any of them may pay or incur arising out of or relating to the Note, this agreement, or any other agreement executed in connection therewith, the transactions contemplated hereby, or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

DOCUMENTATION

          As a condition precedent to the first utilization of the Facility, the Bank shall be in possession of the following:

       (i) a copy of this letter agreement duly executed by the Company;

      (ii) a Note of the Company, evidencing loans pursuant to both Domestic Dollar Loans and Eurodollar Loans, in the form of Exhibit A attached hereto and duly executed;

     (iii) corporate resolutions, articles, and bylaws, and an incumbency/signature certificate of the Company and Resources;

      (iv) the Guarantee of Resources of the Company's obligations hereunder in the form of Exhibit B attached hereto and duly executed;

       (v) a Certificate, signed by an officer of the Company, stating that (a) no default or event of default as described in paragraph 2 of the Note has occurred and is continuing as of the date of this letter agreement and Note; and (b) all representations and warranties contained in the letter agreement are true and correct as of the date of this letter agreement and Note; and

      (vi) a legal opinion of counsel to the Company and the Guarantor in form and substance reasonably satisfactory to the Bank.

          Any and all obligations and liabilities incurred under this letter agreement shall be due and payable without setoff, counterclaim or deduction whatsoever on the Termination Date.

          This letter agreement and the Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          All letters, advices, confirmation, notices and other writing required or permitted hereunder shall be sufficient if sent by first class mail, postage prepaid, addressed to the Bank as follows:

                    Mellon Bank, N.A.
                    One Mellon Bank Center
                    Pittsburgh, PA  15258

and to the Company as follows:

                    PP&L Capital Funding, Inc.
                    Two North Ninth Street
                    Allentown, PA  18101

                    Attention:  Mr. James E. Abel
                    ---------
                            Treasurer

          If the above stated terms and conditions are satisfactory, please sign and return to the Company the enclosed copy of this letter agreement.

                                         Very truly yours,

                                         PP&L CAPITAL FUNDING, INC.
                                         By:



                                         ______________________________
                                                      James E. Abel
                                                      Treasurer

AGREED TO AND ACCEPTED BY:

MELLON BANK, N.A.


By: _________________________

Title:  _________________________

                       GUARANTEE OF PP&L RESOURCES, INC.


          In order to induce Mellon Bank, N.A. (the "Bank") to extend credit to PP&L Capital Funding, Inc. (the "Company"), under the agreement between the Bank and the Company dated July 8, 1998 (the "Agreement"), PP&L Resources, Inc., (Resources) hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, the Company's obligations to the Bank under the Agreement and the Note (as defined in the Agreement), whether for principal, interest, fees or otherwise (collectively, the "Company Obligations").
Resources further agrees that the due and punctual payment of Company Obligations may be extended, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Company Obligation.

          Resources waives presentment to, demand of payment from and protest to the Company of any of the Company Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Resources hereunder shall not be affected by (a) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Company under the provisions of this Guarantee, the Agreement, the Note or otherwise, (b) change or increase in the amount of any of the Company Obligations, whether or not consented to by Resources, or (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement.

          Resources further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Company Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Bank to any balance of any deposit account or credit on the books of the Bank in favor of any other person.

          The obligations of Resources hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Company Obligations, any impossibility in the performance of the Company Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Resources hereunder shall not be discharged or impaired or otherwise affected by the failure of the Bank to assert any claim or demand or to enforce any remedy under the Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of Company Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of Resources or otherwise operate as a discharge of Resources or the Company as a matter of law or equity.

          Resources further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Company Obligation is rescinded or must otherwise be restored by the Bank upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which the Bank may have at law or in equity against Resources by virtue hereof, upon the failure of the Company to pay any Company Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Resources hereby promises to and will, upon receipt of written demand by the Bank, forthwith pay, or cause to be paid, in cash the amount of such unpaid Company Obligation.

          Until such time as the Company Obligations shall have been paid in full, Resources waives any right of subrogation which it may have in connection with any payment hereunder; provided, however, that upon payment in full of the Company Obligations the Bank shall, in reasonable manner, assign to Resources the amount of such Company Obligations owed to it and so paid, such assignment to be pro tanto to the extent to which the Company Obligations in question was
      --- -----
discharged by Resources, or make such disposition thereof as Resources shall direct (all without recourse to the Bank and without any representation or warranty by the Bank).

          IN WITNESS WHEREOF, PP&L Resources, Inc. has caused this Guaranty to be executed this 8th day of July, 1998.


                                     PP&L RESOURCES, INC.

                                     By:



                                     ____________________________
                                     Senior Vice President-Financial


                                     ATTEST:

                                     By:



                                     ____________________________
                                                 Robert J. Grey
                                                 Secretary


ACCEPTED:

MELLON BANK, N.A.

By:



____________________________
     (Signature and Title)

                                                                       EXHIBIT A


                                PROMISSORY NOTE


$80,000,000.00                           July 8, 1998
Commitment of Bank

          PP&L Capital Funding, Inc. (the "Company"), for value received, hereby promises to pay to the order of Mellon Bank, N.A. (the "Bank"), for the account of its appropriate lending office, at its office, One Mellon Bank Center, Pittsburgh, PA 15258, in lawful money of the United States, the principal sum of $80,000,000.00, or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Company pursuant to the letter agreement dated July 8, 1998, between the Company and the Bank (the "Agreement"), on the dates specified for the repayment of such loans as set forth on the Bank's records or, if not so specified, as provided in the Agreement. Each loan evidenced by this Note shall bear interest, payable as provided in the Agreement.

          The Bank may, at its option, declare this Note immediately due and payable and terminate its commitment under the Agreement without further formality, if:

       (a) neither the Company nor Resources pays (x) within 5 business days of the due date thereof any interest or fees on this Note or under the Agreement, or (y) when due, the principal on any loan or any other amount payable hereunder or under the Agreement;

       (b) any representation or warranty by the Company to the Bank in any financial statement, certificate, or other agreement proves to have been misleading in any material respect when made or deemed to have been made;

       (c) the Company or PP&L Resources, Inc. ("Resources"), as guarantor under a guarantee (the "Guarantee") dated the date hereof relating to this Note, shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness in a principal amount in excess of $40,000,000, in the case of indebtedness of Resources or indebtedness of the Company guaranteed by Resources or, in the case of indebtedness of the Company not guaranteed by Resources, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument (including any term, covenant, condition or agreement herein or in the Agreement) evidencing or governing any such indebtedness in a principal amount in excess of, in the case of indebtedness of Resources or indebtedness of the Company guaranteed by Resources, $40,000,000 or, in the case of indebtedness of the Company not guaranteed by Resources, $10,000,000, if such failure shall continue beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf to cause such indebtedness to become due prior to its stated maturity; or

       (d) the Company or Resources ceases to pay its debts or makes an assignment for the benefit of creditors, or any proceeding relating to the Company or Resources under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, is commenced by or against the Company or Resources or the Company or Resources becomes or is adjudicated insolvent or bankrupt, or petitions or applies to any tribunal for any receiver of or any trustee for the Company or Resources or any substantial part of the property of the Company or Resources;

       (e) the ratio of Consolidated Indebtedness of Resources to Consolidated Capitalization of Resources exceeds 70% at any time and Resources shall have failed to reduce such ratio to 70% or less within 30 days after written notice to Resources from the Bank. For this purpose, "Consolidated Indebtedness of Resources" shall mean the Consolidated Indebtedness of Resources (determined in accordance with United States generally accepted accounting principles (GAAP)), except that for purposes of this definition (1) Consolidated Indebtedness of Resources shall exclude Non-Recourse Indebtedness of Resources and
           (2) Consolidated Indebtedness of Resources shall exclude any Hybrid Preferred Securities of Resources. Also for this purpose, Consolidated Capitalization of Resources shall mean the sum of (A) the Consolidated Indebtedness of Resources and (B) (i) the consolidated shareowners' equity (determined in accordance with GAAP) of the common, preference and preferred stockholders of Resources and
           (ii) the aggregate amount of Hybrid Preferred Securities of Resources, except that for purposes of calculating Consolidated Capitalization of Resources, Consolidated Indebtedness of Resources shall exclude Non-Recourse Indebtedness of Resources and Consolidated Capitalization of Resources shall exclude that portion of shareowners' equity attributable to assets securing Non-Recourse Indebtedness of Resources. "Hybrid Preferred Securities" of Resources means (1) the preferred securities and subordinated debt described in the Prospectus dated as of April 3, 1997 of PP&L Capital Trust and PP&L, Inc. and the preferred securities and subordinated debt described in the Prospectus dated as of June 9, 1997 of PP&L Capital Trust II and PP&L, Inc. (collectively, the "Existing TOPrS") and (2) any additional preferred securities and subordinated debt (with a maturity of at least twenty years) similar to the Existing TOPrS and in an aggregate amount not to exceed $100,000,000, issued by business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more wholly-owned Subsidiaries) at all times by Resources or PP&L, Inc., (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of Resources or a Subsidiary of Resources, as the case may be, and (B) payments made from time to time on the subordinated debt. "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person with respect to deposits or advances of any kind, (c) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or property owned or acquired by such person, whether or not the obligations secured thereby have been assumed but shall not include any obligations that are without recourse to such person, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. "Non-Recourse Indebtedness of Resources" shall mean indebtedness that is nonrecourse to Resources, the Company, PP&L, Inc. ("PP&L") or any of PP&L's Subsidiaries; or

       (f) the Guarantee of Resources shall, for any reason, cease to be in full force and effect;

provided, that upon the happening of any event specified in subparagraph (d) above, this Note and any other obligations of the Company to the Bank shall become immediately due and payable and commitments under the Agreement shall be terminated without declaration or other notice to the Company.

          If, for any reason (including acceleration), the principal of any Eurodollar Loan as defined in the Agreement and evidenced by this Note, or any portion thereof, is paid prior to the last day of an interest period therefor, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by it including (without limitation) any loss or expense incurred in obtaining, liquidating or employing deposits from third parties.

          If the Bank reasonably determines at any time that any applicable law, governmental rule or regulation, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency or compliance by the Bank with any regulatory directive subjects the Bank to any tax with respect to this Note or payments by the Company of principal or interest thereunder or hereunder (except for taxes on or measured by the net income of the Bank), or will have the effect of increasing the Bank's reserve requirements, deposit requirements, or the amount of capital required or expected to be maintained by the Bank based on the existence of the Facility or the Bank's obligations under the Agreement, then promptly upon receipt of a written demand from the Bank, the Company shall pay the Bank such additional amounts as shall be required to compensate the Bank for the increased cost to the Bank as a result of these increases. Each such written demand shall specify (a) the event pursuant to which the Bank is entitled to claim the additional amount, (b) the date on which the event occurred and became applicable to the Bank and (c) the compensation period for which the amount is due. The period for which the additional amounts may be claimed by the Bank (the "Compensation Period") shall be the number of days actually elapsed since the date the event occurred and became applicable to the Bank. Payments made by the Company to the Bank shall be made on the later of the last day of the Compensation Period specified in each written demand or 30 days after any such written demand. Provided that the Bank acts reasonably and in good faith in determining any additional amounts due, the Bank's determination of compensation owing shall, absent manifest error, be final, conclusive and binding on the Company.

          If any loan evidenced by this Note becomes due and payable on a Saturday, Sunday or public or other banking holiday under the laws of the Commonwealth of Pennsylvania, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension; provided, however, that if any such extension would result in the interest period for a Eurodollar Loan being carried into another calendar month, such interest period shall end on the preceding business day.

          If the Bank institutes any action for the enforcement or collection of this Note, the Company shall pay on demand all costs and expenses of such action including reasonable legal fees.

          If the unpaid principal amount of any Loan, interest accrued thereon or any amount owing by the Company hereunder or under the Agreement shall have become due and payable (by acceleration or otherwise), the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Company, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Company by the Bank including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Company with the Bank. Such right shall exist whether or not the Bank shall have given notice or made any demand hereunder, and regardless of the existence or adequacy of any collateral, guarantee or any other security, right or remedy available to the Bank. Nothing herein or in the Agreement shall be deemed a waiver or prohibition of or restriction on the Bank's rights of banker's lien or set-off.

                                 PP&L CAPITAL FUNDING, INC.



                                 By:  ________________________